UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Executive Severance and Change in Control Plan

Effective June 4, 2024, MicroVision, Inc. (the “Company”) replaced its existing Change of Control Severance Plan (the “Prior Plan”) with the Key Executive Severance and Change in Control Plan (the “2024 Severance & CIC Plan”), which will supersede the Prior Plan in its entirety. The 2024 Severance & CIC Plan includes the following terms and conditions:

Change in Control Severance Benefits. In the event that a participating employee is terminated at any time during the period that starts on the date that is three months prior to and ends on the date that is 18 months following a Change in Control (as defined in the 2024 Severance & CIC Plan) (such period, the “Change in Control Period”) (i) for any reason other than by the Company for Cause or (ii) by the participant as a Good Reason Termination (as each term is defined in the 2024 Severance & CIC Plan), the Company will pay a lump sum payment of cash equal to (A) the amount set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 18 months of base salary at the rate in effect immediately before the date of termination, or if higher, on the date of the Change in Control (or in the event of a Good Reason Termination for material reduction in salary, then at the rate in effect on the date immediately preceding the reduction in salary, if higher than the rate in effect immediately before the date of the Change in Control), plus (B) the percentage of the target bonus for which the participating employee is eligible that is set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 150% of such target bonus, plus (C) the full cost of participant’s COBRA premium payments for group health insurance for the number of months set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 18 months.

In addition, certain equity awards held by the participant which are outstanding and unvested will become vested and free of restriction, provided that if the award is subject to a performance goal requirement such vesting will be subject to the level of performance that has been achieved, and provided that if the performance goal requirement no longer applies for any reason, such requirement will not factor into such vesting acceleration.

Other Severance Benefits. In the event that a participating employee is terminated outside of the Change in Control Period and is terminated (i) for any reason other than by the Company for Cause or (ii) by the participant as a Good Reason Termination, the Company will pay a lump sum payment of cash equal to (A) the amount set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 18 months of base salary at the rate in effect immediately before the date of termination, or if higher and the termination is a Good Reason Termination for material reduction in salary, then at the rate in effect on the date immediately preceding the reduction in salary, plus (B) the percentage of the target bonus for which the participating employee is eligible that is set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 100% of such target bonus, pro-rated based on the termination date. The Company will also pay the full cost of participant’s COBRA premium payments for group health insurance for the number of months set forth in the participating employee’s participation agreement for the 2024 Severance & CIC Plan, which will not exceed 12 months.

Payments under the 2024 Severance & CIC Plan are contingent upon (i) participant executing and delivering to the Company a release from all claims in any way resulting from, arising out of or connected with such participant’s employment with the Company and (ii) participant’s continued compliance with any confidentiality or restrictive covenant agreements.

Anubhav Verma, the Company’s Chief Financial Officer, and Drew Markham, the Company’s General Counsel and Head of People Operations, are participants in the 2024 Severance & CIC Plan below the highest benefit levels described above. Sumit Sharma, the Company’s Chief Executive Officer initially will not participate in the 2024 Severance & CIC Plan as his existing employment agreement with the Company contains severance protections.

2024 Executive Bonus Plan

On June 4, 2024, the Compensation Committee of the Board of Directors of the Company approved the 2024 Executive Bonus Plan (the “Bonus Plan”), designed to motivate and reward eligible employees based upon the Company’s performance and for their individual contributions to the success of the Company, as well as to encourage retention. The Compensation Committee will administer the Bonus Plan and it will be used to determine bonuses for performance in 2024. Payouts under the Bonus Plan will be determined by our Compensation Committee and will be based on the Company’s financial performance and individual performance.

Any bonuses payable pursuant to the Bonus Plan will be paid in cash or in the form of an equity award, or a combination thereof. Equity awards granted under the Bonus Plan are subject to the terms of the Company’s 2022 Equity Incentive Plan (and any successor plan), the applicable form of award agreement thereto, and applicable laws.

Executive Officers 2023 Short-Term Incentive Bonus Payouts

On June 4, 2024, the Compensation Committee of the Board of Directors of the Company approved equity awards, in lieu of cash, to Mr. Verma (200,000 restricted stock units) and Ms. Markham (186,250 restricted stock units) representing the payout of their 2023 short-term incentive bonuses. The awards were fully vested at grant.

Executive Officer 2024 Actions

Effective June 1, 2024, the Compensation Committee of the Board of Directors of the Company approved, adjustments to title and compensation for the non-CEO executive officers of the Company as follows: (i) Mr. Verma, Senior Vice President, Chief Financial Officer, Treasurer and General Manager, received a 6.25% increase in annual base salary to $425,000, is eligible for a short-term incentive bonus opportunity of 40% of base salary tied to achievement of certain company financial and individual business objectives pursuant to the terms of the Bonus Plan, and was granted a long-term incentive equity award of 450,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years, and (ii) Ms. Markham, Senior Vice President, General Counsel, Secretary, and Head of People Operations, received an approximate 7.5% increase in annual base salary to $400,000, is eligible for a short-term incentive bonus opportunity of 40% of base salary tied to achievement of certain company financial and individual business objectives pursuant to the terms of the Bonus Plan, and was granted a long-term incentive equity award of 360,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years.

Item 5.07 Submission of Matters to a Vote of Security Holders

The MicroVision, Inc. annual meeting of shareholders was held on June 5, 2024. According to the inspector of election, shareholders were present in person or by proxy representing 119,293,291 shares, or 57% of Common Stock entitled to vote. The shareholders voted on three proposals, which are described in detail in MicroVision, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024 with the following results:

Proposal 1. All eight of the Company’s nominees for director were elected to hold office until the next annual meeting of shareholders.

Nominee	For	Withheld	Broker Non-Votes
Simon Biddiscombe	56,401,462	4,273,361	58,618,468
Robert P. Carlile	51,767,029	8,907,794	58,618,468
Jeffrey A. Herbst	56,662,421	4,012,402	58,618,468
Peter Schabert	55,651,605	5,023,218	58,618,468
Jada Smith	56,799,406	3,875,417	58,618,468
Sumit Sharma	56,549,150	4,125,673	58,618,468
Mark B. Spitzer	56,700,487	3,974,336	58,618,468
Brian V. Turner	56,359,729	4,315,094	58,618,468

Proposal 2. Shareholders approved, on an advisory basis, the named executive officer compensation.

For:	43,001,001
Against:	16,931,397
Abstain:	742,425
Broker Non-Votes:	58,618,468

Proposal 3. Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For:	113,696,510
Against:	3,694,601
Abstain:	1,902,180

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel & Secretary

Date: June 10, 2024